UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/15/2012

Discovery Communications, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The following are the results of the voting on the proposals submitted to stockholders at the 2012 Annual Meeting.

1. Stockholders elected each of the Company's five nominees for director, two elected by the holders of shares of our Series A common stock and Series B common stock voting together as a single class, and three elected by the holders of shares of our Series A convertible preferred stock voting separately as a class, as set forth below:

Director Nominees Elected by Holders of Shares of Series A Common Stock and Series B Common Stock as Class I Directors

Name                      Votes For    Votes Withheld    Broker Non-Votes

Robert R. Beck       149,732,668    35,963,561       9,070,528
J. David Wargo       169,486,474    16,209,755               9,070,528

Director Nominees Elected by Holders of Series A Convertible Preferred Stock

Name                            Votes For       Votes Withheld    Broker Non-Votes

Lawrence S. Kramer             71,107,312            0                0
Robert J. Miron                71,107,312            0                0
Steven A. Miron                71,107,312            0                0

2. Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2012, as set forth below:

Votes For         Votes Against      Abstentions

264,149,721         1,628,676              95,672

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Communications, Inc.

Date: May 18, 2012	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development Officer and General Counsel